Exhibit 23.1

Kingshill View, Prime Four Business Park, Kingswells, Aberdeen, AB15 8PU www.aab.uk	hello@aab.uk Tel: +44 (0)1224 625111

CONSENT OF INDEPENDENT REGISTERED AUDITOR

We consent to the use, in this Current Report of Drilling Tools International Corporation on Form 8-K, of our report dated May 28th, 2024, relating to the consolidated financial statements of Casing Technologies Group Limited, as of December 31, 2023 and 2022 and for the years then ended.

We also consent to the reference to us under heading ‘Experts’ in such Registration Statement.

/s/ Anderson Anderson & Brown Audit LLP

Aberdeen, Scotland, United Kingdom

28 May 2024